EXHIBIT B



                                  NISOURCE INC.
                           SYSTEM MONEY POOL AGREEMENT


          This SYSTEM MONEY POOL AGREEMENT (this "AGREEMENT") is dated as of ____________, 2001 and is entered into by and among NISOURCE INC. ("NISOURCE"), a Delaware corporation and a registered holding company under the Public Utility Holding Company Act of 1935, as amended (the "ACT"), NISOURCE FINANCE CORP., an Indiana corporation and wholly-owned subsidiary of NiSource ("NISOURCE FINANCE"), COLUMBIA ENERGY GROUP, a Delaware corporation and wholly-owned subsidiary of NiSource ("COLUMBIA ENERGY"), NISOURCE CAPITAL MARKETS, INC., an Indiana corporation and wholly-owned subsidiary of NiSource ("NISOURCE CAPITAL MARKETS"), and the other direct and indirect subsidiaries of NiSource listed on ATTACHMENT A to this Agreement (each an "ELIGIBLE BORROWER" and, together with NiSource, NiSource Finance, NiSource Capital Markets and Columbia Energy, the "PARTIES").

                                    RECITALS

          The Eligible Borrowers from time to time have need to borrow funds on a short-term basis. Some of the Parties from time to time are expected to have funds available to invest on a short-term (less than one year) basis. The Parties desire to establish a pool of funds (the "SYSTEM MONEY POOL"), to be administered by the Administrative Agent (defined below), to coordinate such investments and borrowings in order to provide for certain of the short-term cash and working capital requirements of the Eligible Borrowers.

          NOW THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, the Parties agree as follows:

                                    ARTICLE I
                           INVESTMENTS AND BORROWINGS

          SECTION 1.1. INVESTMENTS IN SYSTEM MONEY POOL. Each Party will determine each day, on the basis of relevant factors determined in such Party's sole discretion, the amount of funds it has available to invest in the System Money Pool, and will invest such funds in the System Money Pool. The amount of each Party's investments in the System Money Pool shall be evidenced by the records of the Administrative Agent, which shall be conclusive and binding upon all Parties. Each Party may withdraw any of its invested funds from the System Money Pool at any time upon notice to the Administrative Agent.


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          SECTION 1.2 RIGHTS TO BORROW. All short-term borrowing needs of the
Eligible Borrowers may be met by funds in the System Money Pool to the extent such funds are available. Each Eligible Borrower shall have the right to make short-term borrowings from the System Money Pool (each a "LOAN" or a "BORROWING") from time to time, subject to the availability of funds and the limitations and conditions set forth in this Agreement and in the applicable orders of the Securities and Exchange Commission ("SEC"). Each Eligible Borrower may request loans from the System Money Pool from time to time during the period from the date of this Agreement until this Agreement is terminated by written agreement of the Parties; provided, that the aggregate amount of all loans requested by any Eligible Borrower under this Agreement shall not exceed the applicable borrowing limits set forth in applicable orders of the SEC and other regulatory authorities, resolutions of such Eligible Borrower's shareholders and Board of Directors, such Eligible Borrower's governing corporate documents, and agreements binding upon such Eligible Borrower. No loans through the System Money Pool will be made to, and no borrowings through the System Money Pool will be made by, NiSource, NiSource Finance, NiSource Capital Markets or Columbia Energy.

          SECTION 1.3. SOURCE OF FUNDS.

          (a) Funds will be available through the System Money Pool from the following sources to be loaned to the Eligible Borrowers from time to time: (i) surplus funds in the treasuries of the Parties, and (ii) proceeds received by NiSource Finance from the sale of commercial paper, borrowings from banks and other lenders, and other financing arrangements ("EXTERNAL FUNDS"), in each case to the extent permitted by applicable laws and regulatory orders. Funds will be made available from such sources in such order as the Administrative Agent may determine will result in a lower cost of borrowing to Eligible Borrowers borrowing from the System Money Pool, consistent with the individual borrowing needs and financial standing of the Parties investing funds in the System Money Pool.

          (b) Borrowing Parties will be deemed to borrow funds in the System Money Pool pro rata from each investing Party in the proportion that the total amount invested by such investing Party bears to the total amount then invested in the System Money Pool. On any day when more than one source of funds invested in the System Money Pool (e.g., surplus treasury funds of NiSource and other Parties ("INTERNAL FUNDS") and External Funds), with different rates of interest, is used to make loans through the System Money Pool, each borrowing Party will be deemed to borrow pro rata from each source of funds in the same proportion that the amount of funds invested by that source bears to the total amount of funds invested in the System Money Pool.

          SECTION 1.4. INTEREST.

          (a) Borrowings from the System Money Pool shall accrue interest on their unpaid principal amount from the respective dates of such borrowings until such principal amount shall be paid in full. Investments of funds in the System Money Pool shall accrue interest on the unpaid principal amount of such investments from the respective dates of such investments until such principal amount shall be repaid in full. Interest shall be payable monthly in arrears and


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                                      -3-


upon payment (including prepayment) in full of the unpaid principal amount of the loan or investment, as applicable.

          (b) The interest rate for all borrowings from and investments in the System Money Pool shall be an interest rate (the "COMPOSITE RATE"), determined monthly, equal to the weighted average daily interest rate on (i) short-term external borrowings by NiSource Finance plus (ii) earnings on external investments by NiSource Finance.

          SECTION 1.5. CERTAIN COSTS. The cost of compensating balances and/or commitment fees paid to banks to maintain credit lines by Parties investing External Funds in the System Money Pool shall initially be paid by the Party maintaining such credit line and shall be reported promptly to the Administrative Agent. These costs shall be retroactively allocated every month among the Eligible Borrowers based on the NiSource Corporate Services Convenience Billing Formula, which assigns such costs to all Eligible Borrowers based on a percentage that is determined by dividing the internal borrowing authorization of each Eligible Borrower by the total internal borrowing authorizations of all Eligible Borrowers.

          SECTION 1.6. REPAYMENT. Each Eligible Borrower receiving a loan under this Agreement shall repay the principal amount of such loan, together with all interest accrued on such loan, on demand and in any event within one year of the date on which such loan was made. All loans made through the System Money Pool may be prepaid by the borrower without premium or penalty and without prior notice.

          SECTION 1.7. FORM OF LOANS TO PARTIES. Loans to the Eligible Borrowers through the System Money Pool will be made pursuant to open-account advances; provided, that each Party investing funds in the System Money Pool shall at all times be entitled to receive upon demand one or more promissory notes evidencing any and all investments by such Party. Any such note shall: (a) be substantially in the form attached as ATTACHMENT C to this agreement, (b) be dated as of the date of the initial borrowing, and (c) mature on demand or on a date agreed by the Parties to the transaction, but in any event within one year after the date of the applicable borrowing.

                                   ARTICLE II
                         OPERATION OF SYSTEM MONEY POOL

          SECTION 2.1 THE ADMINISTRATIVE AGENT. NiSource Corporate Services Company is appointed to be administrative agent for the System Money Pool (the "ADMINISTRATIVE AGENT") with the duties prescribed in this Agreement. The Administrative Agent shall perform its duties under the authority of the appropriate officers of the Parties.

          SECTION 2.2. DUTIES OF THE ADMINISTRATIVE AGENT. The Administrative Agent shall be responsible for the determination of all applicable interest rates and charges to be applied to advances outstanding at any time under this Agreement, shall maintain records of all advances, interest charges and accruals, and interest and principal payments for purposes of this Agreement,


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                                      -4-


and shall prepare periodic reports as to such matters for the Parties. Separate records shall be kept by the Administrative Agent for the System Money Pool established by this Agreement and any other money pool administered by it.

          SECTION 2.3. INVESTMENT OF SURPLUS FUNDS IN THE SYSTEM MONEY POOL. Funds invested in the System Money Pool that are not required to fund System Money Pool loans (with the exception of funds required to satisfy the System Money Pool's liquidity requirements) will ordinarily be invested in one or more short-term investments, including: (i) obligations issued or guaranteed by the U.S. government and/or its agencies and instrumentalities; (ii) commercial paper, (iii) certificates of deposit, (vi) bankers' acceptances, (v) repurchase agreements, (vi) tax exempt notes, (vii) tax exempt bonds, (viii) tax exempt preferred stock, and (ix) such other investments as are permitted by Section 9(c) of the Act and Rule 40 under the Act.

          SECTION 2.4. ALLOCATION OF INTEREST INCOME AND INVESTMENT EARNINGS. The interest income and other investment earnings earned by the System Money Pool from loans to Eligible Borrowers and investment of surplus funds will be allocated by the Administrative Agent among the investing Parties in accordance with the proportion each investing Party's investment of funds in the System Money Pool bears to the total amount of funds invested in the System Money Pool and the cost of any External Funds provided to the System Money Pool by NiSource Finance. Interest income and other investment earnings will be computed on a daily basis and settled once per month.

          SECTION 2.5. EVENT OF DEFAULT. If any Party shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or if any proceeding shall be instituted by or against any Party seeking to adjudicate it a bankrupt or insolvent, then the other Parties may declare the unpaid principal amount of any loans to such Party, and all interest on such loans, to be due and payable and all such amounts shall become due and payable immediately.

          SECTION 2.6. DETERMINATIONS BY ADMINISTRATIVE AGENT ARE CONCLUSIVE. The Administrative Agent is required or authorized by this Agreement to make various determinations, allocations and administrative decisions. When made by the Administrative Agent, all of such determinations, allocations and administrative decisions shall be conclusive and binding upon each of the Parties.

                                   ARTICLE III
                                  MISCELLANEOUS

          SECTION 3.1. AMENDMENTS. No amendment to this Agreement shall be adopted except in a writing executed by the Parties.

          SECTION 3.2. LEGAL RESPONSIBILITY. Parties shall not be liable for the obligations of any other Party under this Agreement. The rights, obligations and liabilities of the Parties under this Agreement are several in accordance with their respective obligations, and not joint.


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          SECTION 3.3. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana.


                            [SIGNATURE PAGE FOLLOWS]


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          IN WITNESS WHEREOF, the undersigned companies have duly caused this document to be signed on their behalf on the date first written above by the undersigned thereunto duly authorized.


NISOURCE INC.

By:
   ------------------------------------
   Name:
   Title:


NISOURCE FINANCE CORP.

By:
   ------------------------------------
   Name:
          Title:


NISOURCE CAPITAL MARKETS, INC.

By:
   ------------------------------------
   Name:
   Title:


COLUMBIA ENERGY GROUP

By:
   ------------------------------------
   Name:
   Title:

[SIGNATURES OF OTHER PARTIES]

                                  ATTACHMENT A
                        (TO SYSTEM MONEY POOL AGREEMENT)

              ELIGIBLE BORROWERS PARTICIPATING IN SYSTEM MONEY POOL

     NiSource Corporate Services Company
     Northern Indiana Public Service Company
     Kokomo Gas & Fuel Company
     Northern Indiana Fuel & Light Company, Inc.
     Bay State Gas Company
     Northern Utilities, Inc.
     NiSource Pipeline Group, Inc.
     Primary Energy, Inc.
     Energy USA, Inc. (an Indiana corporation)
     Energy USA-TPC Corp.
     Energy USA, Inc. (a Massachusetts corporation)
     NI Energy Services, Inc.
     Crossroads Pipeline Company
     NiSource Development Company, Inc.
     NiSource Energy Technologies, Inc.
     IWC Resources Corporation
     SM&P Utility Resources, Inc.
     Columbia Gas of Kentucky, Inc.
     Columbia Gas of Maryland, Inc.
     Columbia Gas of Ohio, Inc.
     Columbia Gas of Pennsylvania, Inc.
     Columbia Gas of Virginia, Inc.
     Columbia Gas Transmission Corporation
     Columbia Gulf Transmission Company
     Hawg Hauling & Disposal, Inc.
     Alamco-Delaware, Inc.
     Columbia Assurance Agency, Inc.
     Columbia Accounts Receivable Corporation
     Columbia Electric Remainder Corporation
     Columbia Energy Group Capital Corporation
     Columbia Transmission Communications Corporation
     Columbia Atlantic Trading Corporation
     Columbia Natural Resources Canada, Ltd.
     Columbia Deep Water Services Company
     Columbia Energy Resources, Inc.
     Columbia Energy Services Corporation
     Columbia Insurance Corporation, Ltd.
     Columbia LNG Corporation
     Columbia Natural Resources, Inc.


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                                      -2-


     CP Holdings, Inc.
     Columbia Pipeline Corporation
     Columbia Energy Power Marketing Corporation
     Columbia Energy Retail Corporation
     Columbia Service Partners, Inc.
     Columbia Propane, L.P.

                                  ATTACHMENT B
                        (TO SYSTEM MONEY POOL AGREEMENT)

                     PARTIES THAT ARE NOT ELIGIBLE BORROWERS

     NiSource Inc.
     NiSource Capital Markets, Inc.
     NiSource Finance Corp.
     Columbia Energy Group

                                  ATTACHMENT C
                        (TO SYSTEM MONEY POOL AGREEMENT)

                         FORM OF SYSTEM MONEY POOL NOTE

                                                       [Date]

          $ (See attached schedule for principal amount outstanding at any time.)

          FOR VALUE RECEIVED, the undersigned, ______________________, a ____________________ (the "COMPANY"), unconditionally promises to pay to the order of __________________ (the "LENDER"), on demand, or on a date agreed to by the Company and the Lender (but in any case less than one year from the date of the applicable borrowing), at the offices of _________________, in lawful money of the United States of America and in immediately available funds, the aggregate unpaid principal amount of all loans (that are posted on the schedule annexed to this Note and made a part of this Note) made by the Lender to the Company through the NiSource Inc. System Money Pool (the "SYSTEM MONEY Pool") pursuant to the authorization in effect from time to time of the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, as amended.

          The Company further agrees to pay in like money at such office accrued interest on the unpaid principal amount of this Note from time to time from the date of the applicable borrowing at an interest rate determined monthly by NiSource Corporate Services Company, in its capacity as administrator of the System Money Pool, to be equal to the Composite Rate (as defined in the System Money Pool Agreement, dated as of ________________, 2001, among the Company, the Lender and the other parties to it). Interest shall be payable monthly in arrears and upon payment (including prepayment) in full of the unpaid principal amount of this Note.

          This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Indiana.

          IN WITNESS WHEREOF, the undersigned, pursuant to due authorization, has caused this Note to be executed in its name and on its behalf by its duly authorized officer.

                                             [COMPANY]


                                             By:
                                                -------------------------------
                                                Name:
                                                Title: